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Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2026 RESULTS
Raises Full-Year Guidance and Increases Quarterly Common Dividend
BETHESDA, Maryland, Thursday, July 30, 2026 – DiamondRock Hospitality Company (Nasdaq: DRH, the "Company"), a lodging real estate investment trust that owns a portfolio of 34 premium hotels and resorts in the United States, today announced results of operations for the quarter ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $90.5 million, or $0.44 per diluted share, an increase of 135.7% and 144.4%, respectively, compared to the second quarter of 2025.
•Adjusted EBITDA: $107.9 million, an increase of 19.2% compared to the second quarter of 2025.
•Adjusted FFO per Diluted Share: $0.44, an increase of 25.7% compared to the second quarter of 2025.
•Comparable RevPAR: $240.79, an increase of 7.0% compared to the second quarter of 2025.
•Comparable Total RevPAR: $370.06, an increase of 5.6% compared to the second quarter of 2025.
•Comparable Hotel Adjusted EBITDA: $113.2 million, an increase of 20.9% compared to the second quarter of 2025. The Company settled multi-year property tax appeals for its Chicago hotels in May 2026, which contributed approximately $6.9 million to Comparable Hotel Adjusted EBITDA.
•Comparable Hotel Adjusted EBITDA Margin: 35.76%, an increase of 457 basis points compared to the second quarter of 2025. Excluding the property tax settlements in Chicago, the Comparable Hotel Adjusted EBITDA Margin increased 239 basis points.
•Hotel Disposition: The Company completed the sale of the Courtyard New York Manhattan/Fifth Avenue for $33.0 million on May 1, 2026.

RECENT DEVELOPMENT
•Common Dividend: On July 30, 2026, the Company's Board of Directors declared a regular quarterly cash dividend of $0.11 per share on its common stock, which represents an increase of 22% over the prior quarter dividend.

“Our second quarter demonstrated the earnings power of the DiamondRock portfolio. We delivered 7% RevPAR growth and held overall hotel expense growth to just 1.8%, driving exceptional margin expansion and earnings growth. While the World Cup provided a beneficial tailwind in several markets, our performance reflected much more than a single event. We saw broad-based strength in both group and transient demand, demonstrating the quality of our portfolio and the effectiveness of our operating strategy.

Over the past twelve months, our free cash flow has increased 30%, providing further evidence that the DiamondRock 2.0 strategy is delivering results. Our focus remains on growing free cash flow through operational excellence, disciplined investment, and thoughtful capital allocation, which we believe is the clearest path to creating long-term shareholder value.

Given the strength of our second quarter results and our confidence in the outlook for the remainder of the year, we are increasing our quarterly common dividend by more than 20% and raising our full-year guidance. We believe DiamondRock is well positioned to continue delivering strong earnings, growing free cash flow, and creating long-term value for our shareholders."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. “Comparable” operating results and statistics include all hotels owned as of June 30, 2026, for all periods presented. See “Comparable Hotel Operating Statistics and Results” and “Reconciliation of Comparable Operating Results” attached to this press release for an explanation of our comparable hotels and a reconciliation to historical amounts. “Actual” operating results and statistics include the operating results and statistics for all hotels for only the Company’s respective ownership periods.

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
	(unaudited, $ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$308.50	$294.88	4.6%	$298.24	$287.45	3.8%
Occupancy	78.1%	76.3%	1.8%	72.2%	71.5%	0.7%
RevPAR	$240.79	$225.03	7.0%	$215.30	$205.47	4.8%
Total RevPAR	$370.06	$350.49	5.6%	$335.44	$321.94	4.2%
Room Revenues	$206.0	$192.6	7.0%	$366.4	$349.8	4.7%
Total Revenues	$316.6	$300.0	5.5%	$570.9	$548.1	4.2%
Hotel Operating Expenses(2)	$203.3	$206.4	(1.5)%	$391.8	$393.4	(0.4)%
Hotel Adjusted EBITDA(2)	$113.2	$93.6	20.9%	$179.1	$154.7	15.8%
Hotel Adjusted EBITDA Margin(2)	35.76%	31.19%	457 bps	31.37%	28.23%	314 bps
Available Rooms	855,430	855,946	(516)	1,701,970	1,702,486	(516)

Actual Operating Results
Total Revenues	$318.3	$305.7	4.1%	$576.4	$560.6	2.8%
Net income attributable to common stockholders(2)	$90.5	$38.4	135.7%	$104.9	$47.8	119.5%
Earnings (loss) per diluted share(2)	$0.44	$0.18	144.4%	$0.51	$0.23	121.7%
Adjusted EBITDA(2)	$107.9	$90.5	19.2%	$168.5	$146.6	14.9%
Adjusted FFO(2)	$91.8	$72.3	27.0%	$137.9	$111.8	23.3%
Adjusted FFO per diluted share(2)	$0.44	$0.35	25.7%	$0.67	$0.53	26.4%
(1) Amounts exclude the operating results for the Courtyard New York Manhattan/ Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.
(2) Includes the one-time benefit of approximately $6.9 million recognized in the second quarter of 2026 as a result of a favorable settlement of multi-year property tax appeals for the Company's two Chicago hotels. Excluding this benefit, for the three months ended June 30, 2026, Comparable Hotel Operating Expenses increased 1.8%, Comparable Hotel Adjusted EBITDA Margin increased 239 basis points and Adjusted FFO per diluted share was $0.41.

HOTEL DISPOSITION

On May 1, 2026, the Company completed the sale of its leasehold interest in the 189-room Courtyard New York Manhattan/Fifth Avenue for $33.0 million. The sales price represents a 6.3x multiple on 2025 Hotel Adjusted EBITDA and a 13.3% capitalization rate on 2025 Hotel Net Operating Income. Inclusive of $12 million of capital expenditures required to be spent in the next 12 months, a contractual increase in the ground lease payment, and higher labor costs over the next several years, the Company estimates the stabilized capitalization rate on the sale to be approximately 7.8%, or 6.5% on a fee simple basis.

CAPITAL EXPENDITURES

The Company invested approximately $40.3 million in capital improvements during the six months ended June 30, 2026. The Company currently expects to invest approximately $75 to $85 million in capital improvements at its hotels in 2026. Significant projects in 2026 include the following:

•Courtyard New York Manhattan/Midtown East: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2026.
•Henderson Park Inn: The Company completed a renovation of the hotel's guestrooms and bathrooms during the first quarter of 2026.
•Westin San Diego Bayview: The Company expects to commence a renovation of the hotel's entrance and lobby, including the lobby bar, during the third quarter of 2026.
•Atlanta Marriott Alpharetta: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2026.

BALANCE SHEET

As of June 30, 2026, the Company had total debt outstanding of $1.1 billion, consisting of three unsecured term loans with a weighted average interest rate of 4.9%, $400 million available under its undrawn revolving credit facility, and approximately $106.0 million of unrestricted cash on hand.

COMMON SHARE REPURCHASE PROGRAM
On April 28, 2026, the Company's Board of Directors authorized a new $300.0 million share repurchase program, effective May 1, 2026, which replaces the previous $200.0 million repurchase program that was authorized in May 2024. During the quarter ended June 30, 2026, the Company repurchased 0.2 million shares of its common stock at an average price of $9.79 per share for a total purchase price of $1.9 million. The Company currently has $299.4 million of remaining capacity under its $300.0 million share repurchase program.

DIVIDENDS
The Company's Board of Directors declared a second quarter cash dividend of $0.09 per share to stockholders of record as of June 30, 2026. The second quarter dividend was paid on July 14, 2026.

On July 30, 2026, the Company's Board of Directors declared a third quarter 2026 cash dividend of $0.11 per share, which represents an increase of 22% over the second quarter dividend. The dividend will be paid on October 14, 2026 to stockholders of record as of September 30, 2026. The Company expects to declare regular quarterly dividends of $0.11 per common share for the remainder of 2026 and, depending on its 2026 operating income, a stub dividend in the fourth quarter of 2026.

GUIDANCE
Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below. The outlook below does not assume any dispositions, acquisitions, or common share repurchases and is based on current operating trends and macroeconomic conditions.

The Company is raising its 2026 guidance to reflect the better than expected second quarter results, improved booking pace for the remainder of the year, and the full year benefit of the Chicago property tax appeal. The Company now anticipates full year 2026 results to be in the following ranges:

Metric	Prior Guidance	Updated Guidance	Change at Midpoint
Comparable RevPAR Growth	1.5% to 3.5%	2.5% to 4.0%	75 bps
Comparable Total RevPAR Growth	1.75% to 3.75%	2.75% to 4.25%	75 bps
Adjusted EBITDA (in millions)	$290.2 to $302.2	$310.0 to $320.0	$18.8
Adjusted FFO (in millions)	$228.4 to $240.4	$245.5 to $255.5	$16.1
Adjusted FFO per share	$1.10 to $1.16	$1.18 to $1.23	$0.075

Full year 2026 guidance is based in part on the following assumptions:
•Full year cash corporate expenses of approximately $27.0 million, which excludes share-based compensation;
•Full year cash interest expense of approximately $58.5 million to $59.5 million; and
•Fully diluted weighted average common shares and units of 207.5 million.

EARNINGS CALL
The Company will host a conference call to discuss its second quarter results on Friday, July 31, 2026, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 34 premium quality hotels with 9,400 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS	(Unaudited)	(Audited)
Property and equipment, net	$2,555,487	$2,596,458
Right-of-use assets	95,106	89,041
Restricted cash	39,884	35,137
Due from hotel managers	189,543	137,787
Prepaid and other assets	80,291	77,194
Cash and cash equivalents	105,980	68,084
Total assets	$3,066,291	$3,003,701

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	$1,099,038	$1,098,850
Lease liabilities	97,237	87,053
Due to hotel managers	138,906	109,568
Deferred rent	79,556	77,405
Unfavorable contract liabilities, net	55,720	56,549
Accounts payable and accrued expenses	40,344	83,888
Distributions declared and unpaid	19,678	25,903
Deferred income related to key money, net	6,917	7,400
Total liabilities	1,537,396	1,546,616
Equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 204,505,826 and 203,703,182 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,045	2,037
Additional paid-in capital	2,118,425	2,114,438
Accumulated other comprehensive loss	(2,475)	(6,381)
Distributions in excess of earnings	(594,640)	(662,209)
Total stockholders’ equity	1,523,355	1,447,885
Noncontrolling interests	5,540	9,200
Total equity	1,528,895	1,457,085
Total liabilities and equity	$3,066,291	$3,003,701

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rooms	$207,669	$198,237	$371,754	$361,355
Food and beverage	80,780	78,828	147,946	145,669
Other	29,837	28,655	56,748	53,549
Total revenues	318,286	305,720	576,448	560,573
Operating Expenses:
Rooms	46,982	47,272	89,305	91,115
Food and beverage	50,826	50,548	96,726	96,965
Other departmental and support expenses	70,594	68,719	136,782	134,005
Management fees	8,866	7,406	13,877	12,424
Franchise fees	10,549	10,003	19,804	19,051
Other property-level expenses	17,866	28,017	42,347	52,916
Depreciation and amortization	28,841	28,156	57,381	56,048
Corporate expenses	10,419	9,465	18,262	17,148
Total operating expenses	244,943	249,586	474,484	479,672
Interest expense	14,442	14,868	29,132	30,026
Interest (income) and other (income) expense, net	(1,946)	(764)	(2,594)	(2,228)
Gain on sale of hotel property, net	(31,591)	—	(31,591)	—
Income before income taxes	92,438	42,030	107,017	53,103
Income tax expense	(1,680)	(991)	(1,726)	(149)
Net income	90,758	41,039	105,291	52,954
Less: Net income attributable to noncontrolling interests	(278)	(204)	(347)	(262)
Net income attributable to the Company	90,480	40,835	104,944	52,692
Distributions to preferred stockholders	—	(2,454)	—	(4,908)
Net income attributable to common stockholders	$90,480	$38,381	$104,944	$47,784
Earnings per share:
Earnings per share available to common stockholders - basic	$0.44	$0.19	$0.51	$0.23
Earnings per share available to common stockholders - diluted	$0.44	$0.18	$0.51	$0.23

Weighted-average number of common shares outstanding:
Basic	205,081,651	206,804,961	204,772,118	207,652,548
Diluted	206,096,952	207,916,308	205,897,593	209,161,359

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA Margin, FFO and Adjusted FFO. We also present Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA Margin, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Debt Extinguishment: We exclude the effect of gains or losses recorded on debt extinguishment because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Comparable Hotel Operating Statistics and Results

We believe that presenting comparable hotel operating statistics (such as ADR, occupancy, RevPAR, Total RevPAR and Available Rooms) and results (such as Room Revenues, Total Revenues, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA Margin) is useful to investors because these measures help facilitate year-over-year comparisons of the performance of hotels owned by us as of the reporting date. Our comparable portfolio includes hotels (i) owned and in operation by us for the entirety of the periods presented and (ii) acquired by us during the period as though the acquisition happened at the beginning of the period presented. We make adjustments for recently acquired hotels to include operating statistics and results for periods prior to our ownership. As a result, changes as compared to periods prior to our ownership will not necessarily correspond to changes in our actual results. In addition, comparable metrics exclude results and operating statistics for hotels that were sold during the reporting period or held for sale at the end of the period. We believe these comparable measures provide more consistent metrics for comparing the performance of our hotels.

Our comparable portfolio for the six months ended June 30, 2026 includes all of our hotels owned as of June 30, 2026 and excludes the Courtyard New York Manhattan/Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$90,758	$41,039	$105,291	$52,954
Interest expense	14,442	14,868	29,132	30,026
Income tax expense	1,680	991	1,726	149
Real estate related depreciation and amortization	28,841	28,156	57,381	56,048
EBITDA	135,721	85,054	193,530	139,177
Gain on sale of hotel property, net	(31,591)	—	(31,591)	—
EBITDAre	104,130	85,054	161,939	139,177
Non-cash lease expense and other amortization	1,347	1,284	2,575	2,583
Share-based compensation expense (1)	3,571	2,891	5,133	3,556
Hotel pre-opening costs	—	321	—	344
Terminated transaction costs	—	907	—	907
Other (2)	(1,158)	—	(1,158)	—
Adjusted EBITDA	107,890	90,457	168,489	146,567
Corporate expenses	6,598	5,655	12,782	12,003
Interest (income) and other (income) expense, net	(765)	(752)	(1,392)	(1,546)
Hotel Adjusted EBITDA	$113,723	$95,360	$179,879	$157,024
(1) For each of the three months ended June 30, 2026 and 2025, amounts include less than $0.1 million of non-cash income related to our deferred compensation plan. For the six months ended June 30, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to our deferred compensation plan.
(2) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

	Full Year 2026 Guidance
	Low End	High End
Net income	$152,149	$163,149
Interest expense	59,750	58,750
Income tax expense	5,000	6,000
Real estate related depreciation and amortization	111,500	110,500
EBITDA	328,399	338,399
Gain on sale of hotel property, net	(31,591)	(31,591)
EBITDAre	296,808	306,808
Non-cash lease expense and other amortization	5,350	5,350
Share-based compensation expense	9,000	9,000
Other (1)	(1,158)	(1,158)
Adjusted EBITDA	$310,000	$320,000
(1) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$90,758	$41,039	$105,291	$52,954
Real estate related depreciation and amortization	28,841	28,156	57,381	56,048
Gain on sale of hotel property, net	(31,591)	—	(31,591)	—
FFO	88,008	69,195	131,081	109,002
Distribution to preferred stockholders	—	(2,454)	—	(4,908)
FFO available to common stock and unit holders	88,008	66,741	131,081	104,094
Non-cash lease expense and other amortization	1,411	1,470	2,827	2,945
Share-based compensation expense (1)	3,571	2,891	5,133	3,556
Terminated transaction costs	—	907	—	907
Hotel pre-opening costs	—	321	—	344
Other (2)	(1,158)	—	(1,158)	—
Adjusted FFO available to common stock and unit holders	$91,832	$72,330	$137,883	$111,846
Adjusted FFO available to common stock and unit holders, per diluted share	$0.44	$0.35	$0.67	$0.53
Diluted weighted average shares and units	206,726	208,943	206,700	210,178
(1) For each of the three months ended June 30, 2026 and 2025, amounts include less than $0.1 million of non-cash income related to our deferred compensation plan. For the six months ended June 30, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to our deferred compensation plan.
(2) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

	Full Year 2026 Guidance
	Low End	High End
Net income	$152,149	$163,149
Real estate related depreciation and amortization	111,500	110,500
Gain on sale of hotel property, net	(31,591)	(31,591)
FFO available to common stock and unit holders	232,058	242,058
Non-cash lease expense and other amortization	5,600	5,600
Share-based compensation expense	9,000	9,000
Other (1)	(1,158)	(1,158)
Adjusted FFO available to common stock and unit holders	$245,500	$255,500
Adjusted FFO available to common stock and unit holders, per diluted share	$1.18	$1.23
Diluted weighted average shares and units	207,500	207,500
(1) Amount reflects the reversal of a previously recognized accrual related to a loss contingency.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$318,286	$305,720	$576,448	$560,573
Hotel revenues from sold hotels (1)	(1,722)	(5,721)	(5,533)	(12,481)
Comparable Revenues	$316,564	$299,999	$570,915	$548,092

Hotel Operating Expenses	$204,563	$210,360	$396,569	$403,549
Hotel operating expenses from sold hotels (1)	(1,214)	(3,937)	(4,747)	(10,186)
Comparable Hotel Operating Expenses	$203,349	$206,423	$391,822	$393,363

Hotel Adjusted EBITDA	$113,723	$95,360	$179,879	$157,024
Hotel Adjusted EBITDA from sold hotels (1)	(508)	(1,784)	(786)	(2,295)
Comparable Hotel Adjusted EBITDA	$113,215	$93,576	$179,093	$154,729

Hotel Adjusted EBITDA Margin	35.73%	31.19%	31.20%	28.01%
Hotel Adjusted EBITDA Margin from sold hotels (1)	3 bps	–bps	17 bps	22 bps
Comparable Hotel Adjusted EBITDA Margin	35.76%	31.19%	31.37%	28.23%
(1) Amounts represent the operating results for the Courtyard New York Manhattan/Fifth Avenue sold on May 1, 2026 and the Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 34 hotels with 9,400 rooms.

	Quarter 1, 2025	Quarter 2, 2025	Quarter 3, 2025	Quarter 4, 2025	Full Year 2025
ADR	$278.85	$294.88	$279.91	$292.20	$286.57
Occupancy	66.6%	76.3%	75.8%	67.6%	71.6%
RevPAR	$185.70	$225.03	$212.06	$197.57	$205.14
Total RevPAR	$293.07	$350.49	$323.24	$308.81	$318.95
Revenues (in thousands)	$248,093	$299,999	$279,713	$267,228	$1,095,033
Hotel Adjusted EBITDA (in thousands)	$61,153	$93,576	$81,534	$73,829	$310,092
Hotel Adjusted EBITDA Margin	24.65%	31.19%	29.15%	27.63%	28.32%
Available Rooms	846,540	855,946	865,352	865,352	3,433,190

	Quarter 1, 2026	Quarter 2, 2026
ADR	$286.02	$308.50
Occupancy	66.3%	78.1%
RevPAR	$189.54	$240.79
Total RevPAR	$300.46	$370.06
Revenues (in thousands)	$254,351	$316,564
Hotel Adjusted EBITDA (in thousands)	$65,878	$113,215
Hotel Adjusted EBITDA Margin	25.90%	35.76%
Available Rooms	846,540	855,430

Market Capitalization as of June 30, 2026
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2026 closing price of $12.18/share)	$2,516,999
Consolidated debt (face amount)	1,100,000
Cash and cash equivalents	(105,980)
Total enterprise value	$3,511,019
Share Reconciliation

Common shares outstanding	204,506
Operating partnership units	690
Unvested restricted stock held by management and employees	889
Shares vested under deferred compensation plan	565
Combined shares and units	206,650

Debt Summary as of June 30, 2026
(dollars in thousands)
			Outstanding
Loan	Interest Rate	Term	Principal	Maturity
Unsecured term loan	SOFR + 1.35% (1)	Variable	$500,000	January 2028 (2)
Unsecured term loan	SOFR + 1.35% (1)	Variable	300,000	January 2029 (2)
Unsecured term loan	SOFR + 1.35% (1)	Variable	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	January 2030 (2)
Total debt			1,100,000
Unamortized debt issuance costs (3)			(962)
Debt, net of unamortized debt issuance costs			$1,099,038

Debt Metrics
Weighted-average interest rate (4)			4.9%
Percent fixed rate (4)			39%
Net debt to EBITDA (5)			3.1x
Average years to maturity			2.4
Average years to maturity - including extensions			3.2

(1)    As of June 30, 2026, the interest rate on the portion of variable-rate debt subject to interest rate swaps was 4.83%, and the interest rate on the remaining variable-rate debt was 4.97%
(2)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(3)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(4)    Including the effect of interest rate swaps as of June 30, 2026.
(5) Trailing 12 month Adjusted EBITDA as of June 30, 2026.

Hotel Information as of July 30, 2026

Hotel	Rooms	Location	Franchisor	Contract Expiration	Operator	Contract Expiration	Ground Lease Expiration	Mortgage Debt
AC Hotel Minneapolis Downtown	245	Minneapolis, MN	Marriott	Oct 2041	Sage Hospitality	At will with no fee	-	-
Atlanta Marriott Alpharetta	318	Atlanta, GA	Marriott	Sep 2050 (1)	Aimbridge Hospitality	At will with no fee	-	-
Bourbon Orleans Hotel	220	New Orleans, LA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Cavallo Point, The Lodge at the Golden Gate	142	Sausalito, CA	Independent	-	Passport Resorts	At will with fee	2066	-
Chicago Marriott Downtown Magnificent Mile	1,200	Chicago, IL	N/A	-	Marriott	Dec 2038 (2)	-	-
Chico Hot Springs Resort & Day Spa	117	Pray, MT	Independent	-	EOS Hospitality	At will with no fee	-	-
Courtyard Denver Downtown	177	Denver, CO	Marriott	Oct 2027	Sage Hospitality	At will with no fee	-	-
Courtyard New York Manhattan/Midtown East	321	New York, NY	Marriott	Aug 2042	Highgate Hotels	At will with no fee	-	-
Embassy Suites by Hilton Bethesda	272	Bethesda, MD	Hilton	Feb 2037	Sage Hospitality	At will with no fee	2087	-
Havana Cabana Key West	106	Key West, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Henderson Beach Resort	270	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Henderson Park Inn	37	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Hilton Garden Inn New York/Times Square Central	282	New York, NY	Hilton	Jun 2033	Highgate Hotels	At will with no fee	-	-
Hotel Champlain Burlington	252	Burlington, VT	Hilton	Jun 2034	Aimbridge Hospitality	At will with no fee	-	-
Hotel Clio	199	Denver, CO	Marriott	Oct 2036	Sage Hospitality	At will with no fee	-	-
Hotel Emblem San Francisco	96	San Francisco, CA	Independent	-	Parable Hospitality	At will with no fee	-	-
Kimpton Hotel Palomar Phoenix	242	Phoenix, AZ	N/A	-	IHG Hotels & Resorts	Dec 2027 or upon sale	2085	-
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	Fort Lauderdale, FL	IHG Hotels & Resorts	Apr 2041	HEI Hotels & Resorts	At will with no fee	-	-
Kimpton Shorebreak Huntington Beach Resort	157	Huntington Beach, CA	N/A	-	IHG Hotels & Resorts	At will with no fee	-	-
L'Auberge de Sedona	158	Sedona, AZ	Independent	-	Aimbridge Hospitality	At will with no fee	2124	-
Lake Austin Spa Resort	40	Austin, TX	Independent	-	EOS Hospitality	At will with no fee	-	-
Margaritaville Beach House Key West	186	Key West, FL	Margaritaville	Apr 2041	Ocean Properties	Jul 2027	-	-
Salt Lake City Marriott Downtown at City Creek	510	Salt Lake City, UT	Marriott	Sep 2050 (1)	HEI Hotels & Resorts	At will with no fee	2056/2106	-
The Dagny Boston	403	Boston, MA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Gwen	311	Chicago, IL	Marriott	Sep 2035	HEI Hotels & Resorts	At will with no fee	-	-
The Hythe Vail	344	Vail, CO	Marriott	Dec 2041	Vail Resorts	At will with fee	-	-
The Landing Lake Tahoe Resort & Spa	82	South Lake Tahoe, CA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Lindy Renaissance Charleston Hotel	167	Charleston, SC	Marriott	Dec 2031	Aimbridge Hospitality	At will with no fee	-	-
The Lodge at Sonoma Resort	182	Sonoma, CA	Marriott	Dec 2035	Sage Hospitality	At will with no fee	-	-
Tranquility Bay Beachfront Resort	103	Marathon, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Westin Boston Seaport District	793	Boston, MA	Marriott	Dec 2026 (3)	Aimbridge Hospitality	At will with no fee	2099	-
Westin Fort Lauderdale Beach Resort	432	Fort Lauderdale, FL	Marriott	Dec 2034	HEI Hotels & Resorts	At will with no fee	-	-
Westin San Diego Bayview	436	San Diego, CA	Marriott	Dec 2040	Aimbridge Hospitality	At will with no fee	-	-
Worthington Renaissance Fort Worth Hotel	504	Fort Worth, TX	N/A	-	Marriott	Dec 2030 (4)	-	-

(1) The franchise agreement may be terminated at Marriott's option after September 2040.
(2) Marriott has two 10-year options to extend the management agreement.
(3) On March 19, 2026, the Company entered into a new franchise agreement with Marriott effective January 1, 2027.
(4) Marriott is entitled to one ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2029. Marriott is entitled to a second ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2039.

	Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Total RevPAR
	2Q 2026	2Q 2025	Change	2Q 2026	2Q 2025	Change	2Q 2026	2Q 2025	Change	2Q 2026	2Q 2025	Change

AC Hotel Minneapolis Downtown	$163.86	$157.62	4.0%	70.4%	68.0%	2.4%	$115.29	$107.13	7.6%	$132.44	$123.16	7.5%
Atlanta Marriott Alpharetta	$168.01	$159.93	5.1%	68.7%	69.7%	(1.0)%	$115.36	$111.51	3.5%	$167.71	$150.07	11.8%
Bourbon Orleans Hotel	$246.17	$222.29	10.7%	75.0%	73.0%	2.0%	$184.60	$162.35	13.7%	$248.95	$214.85	15.9%
Cavallo Point, The Lodge at the Golden Gate	$586.69	$563.32	4.1%	72.5%	63.2%	9.3%	$425.42	$355.86	19.5%	$1,122.25	$968.38	15.9%
Chicago Marriott Downtown Magnificent Mile	$295.24	$283.76	4.0%	79.1%	71.9%	7.2%	$233.49	$203.91	14.5%	$385.79	$347.15	11.1%
Chico Hot Springs Resort & Day Spa	$239.42	$243.15	(1.5)%	47.2%	63.7%	(16.5)%	$113.02	$154.79	(27.0)%	$265.34	$345.69	(23.2)%
Courtyard Denver Downtown	$236.77	$232.21	2.0%	79.6%	84.5%	(4.9)%	$188.58	$196.29	(3.9)%	$212.11	$216.05	(1.8)%
Courtyard New York Manhattan/Fifth Avenue	$307.77	$324.95	(5.3)%	96.6%	99.0%	(2.4)%	$297.30	$321.74	(7.6)%	$303.61	$327.20	(7.2)%
Courtyard New York Manhattan/Midtown East	$352.64	$354.49	(0.5)%	94.7%	91.7%	3.0%	$334.09	$325.08	2.8%	$343.28	$334.11	2.7%
Embassy Suites by Hilton Bethesda	$192.33	$182.91	5.2%	79.4%	78.3%	1.1%	$152.71	$143.19	6.6%	$174.61	$166.46	4.9%
Havana Cabana Key West	$232.34	$242.76	(4.3)%	81.8%	82.5%	(0.7)%	$190.02	$200.18	(5.1)%	$295.63	$303.70	(2.7)%
Henderson Beach Resort	$466.22	$445.60	4.6%	78.6%	71.1%	7.5%	$366.52	$316.74	15.7%	$655.53	$606.22	8.1%
Henderson Park Inn	$710.98	$662.88	7.3%	90.2%	83.9%	6.3%	$641.30	$556.37	15.3%	$1,044.31	$915.22	14.1%
Hilton Garden Inn New York/Times Square Central	$280.95	$294.15	(4.5)%	94.8%	97.7%	(2.9)%	$266.34	$287.31	(7.3)%	$295.60	$321.79	(8.1)%
Hotel Champlain Burlington	$215.53	$208.66	3.3%	71.6%	73.6%	(2.0)%	$154.28	$153.61	0.4%	$237.52	$228.38	4.0%
Hotel Clio	$342.82	$336.34	1.9%	81.4%	79.4%	2.0%	$279.00	$266.93	4.5%	$455.76	$459.90	(0.9)%
Hotel Emblem San Francisco	$210.94	$188.40	12.0%	75.6%	71.4%	4.2%	$159.39	$134.51	18.5%	$190.34	$162.90	16.8%
Kimpton Hotel Palomar Phoenix	$240.25	$224.14	7.2%	70.6%	67.7%	2.9%	$169.60	$151.63	11.9%	$290.40	$255.25	13.8%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$195.71	$192.35	1.7%	72.5%	74.3%	(1.8)%	$141.92	$142.96	(0.7)%	$278.32	$291.47	(4.5)%
Kimpton Shorebreak Huntington Beach Resort	$314.33	$307.13	2.3%	81.7%	81.9%	(0.2)%	$256.82	$251.58	2.1%	$360.24	$383.45	(6.1)%
L'Auberge de Sedona (1)	$830.97	$818.56	1.5%	73.2%	47.6%	25.6%	$608.40	$389.58	56.2%	$1,031.02	$737.68	39.8%
Lake Austin Spa Resort	$972.28	$1,077.87	(9.8)%	66.1%	63.8%	2.3%	$642.94	$688.18	(6.6)%	$1,555.15	$1,677.02	(7.3)%
Margaritaville Beach House Key West	$363.37	$363.85	(0.1)%	89.3%	88.6%	0.7%	$324.53	$322.27	0.7%	$451.90	$450.94	0.2%
Salt Lake City Marriott Downtown at City Creek	$217.10	$212.39	2.2%	76.6%	72.6%	4.0%	$166.30	$154.21	7.8%	$220.35	$208.58	5.6%
The Dagny Boston	$373.97	$334.24	11.9%	90.3%	86.3%	4.0%	$337.64	$288.31	17.1%	$361.31	$317.96	13.6%
The Gwen	$384.35	$355.48	8.1%	81.1%	79.4%	1.7%	$311.76	$282.15	10.5%	$467.09	$427.84	9.2%
The Hythe Vail	$278.07	$256.50	8.4%	33.2%	40.8%	(7.6)%	$92.23	$104.57	(11.8)%	$170.53	$192.08	(11.2)%
The Landing Lake Tahoe Resort & Spa	$390.71	$382.17	2.2%	65.2%	60.5%	4.7%	$254.73	$231.39	10.1%	$465.72	$439.34	6.0%
The Lindy Renaissance Charleston Hotel	$405.55	$394.55	2.8%	94.1%	93.3%	0.8%	$381.80	$368.17	3.7%	$483.00	$463.82	4.1%
The Lodge at Sonoma Resort	$474.44	$452.66	4.8%	76.0%	74.2%	1.8%	$360.37	$335.85	7.3%	$566.49	$532.04	6.5%
Tranquility Bay Beachfront Resort	$573.82	$604.79	(5.1)%	78.1%	80.8%	(2.7)%	$448.01	$488.71	(8.3)%	$578.96	$629.10	(8.0)%
Westin Boston Seaport District	$314.66	$302.46	4.0%	89.3%	88.1%	1.2%	$281.10	$266.47	5.5%	$444.69	$411.91	8.0%
Westin Fort Lauderdale Beach Resort	$249.04	$250.54	(0.6)%	78.7%	78.9%	(0.2)%	$196.04	$197.60	(0.8)%	$390.68	$419.31	(6.8)%
Westin San Diego Bayview	$241.02	$247.02	(2.4)%	82.9%	82.9%	—%	$199.84	$204.83	(2.4)%	$270.43	$267.17	1.2%
Worthington Renaissance Fort Worth Hotel	$211.59	$203.94	3.8%	71.7%	76.3%	(4.6)%	$151.71	$155.59	(2.5)%	$287.38	$295.97	(2.9)%
Comparable Total (2)	$308.50	$294.88	4.6%	78.1%	76.3%	1.8%	$240.79	$225.03	7.0%	$370.06	$350.49	5.6%

(1) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(2) Amounts exclude the Courtyard New York Manhattan/Fifth Avenue which was sold in 2026 and the Westin Washington D.C. City Center which was sold in 2025.

	Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Total RevPAR
	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change

AC Hotel Minneapolis Downtown	$153.51	$146.65	4.7%	55.9%	54.6%	1.3%	$85.82	$80.10	7.1%	$100.04	$93.62	6.9%
Atlanta Marriott Alpharetta	$171.84	$165.65	3.7%	64.4%	67.3%	(2.9)%	$110.72	$111.54	(0.7)%	$163.11	$158.63	2.8%
Bourbon Orleans Hotel	$254.85	$260.70	(2.2)%	73.2%	70.8%	2.4%	$186.47	$184.67	1.0%	$252.36	$238.40	5.9%
Cavallo Point, The Lodge at the Golden Gate	$609.91	$552.72	10.3%	68.7%	57.4%	11.3%	$419.29	$317.05	32.2%	$1,088.36	$863.68	26.0%
Chicago Marriott Downtown Magnificent Mile	$260.07	$252.45	3.0%	60.8%	57.5%	3.3%	$158.04	$145.11	8.9%	$267.61	$253.34	5.6%
Chico Hot Springs Resort & Day Spa	$209.99	$225.20	(6.8)%	54.0%	61.8%	(7.8)%	$113.49	$139.16	(18.4)%	$282.72	$329.64	(14.2)%
Courtyard Denver Downtown	$213.02	$201.74	5.6%	78.7%	77.8%	0.9%	$167.56	$156.90	6.8%	$191.41	$175.45	9.1%
Courtyard New York Manhattan/Fifth Avenue	$252.33	$250.95	0.5%	92.9%	95.2%	(2.3)%	$234.30	$238.83	(1.9)%	$243.94	$244.17	(0.1)%
Courtyard New York Manhattan/Midtown East	$327.76	$304.09	7.8%	77.3%	89.7%	(12.4)%	$253.46	$272.67	(7.0)%	$261.05	$282.28	(7.5)%
Embassy Suites by Hilton Bethesda	$179.97	$174.28	3.3%	67.6%	67.0%	0.6%	$121.74	$116.72	4.3%	$141.45	$136.18	3.9%
Havana Cabana Key West	$282.48	$293.04	(3.6)%	78.2%	87.6%	(9.4)%	$220.89	$256.83	(14.0)%	$317.21	$361.23	(12.2)%
Henderson Beach Resort	$408.26	$388.37	5.1%	59.8%	55.9%	3.9%	$244.31	$217.09	12.5%	$468.67	$439.65	6.6%
Henderson Park Inn	$646.22	$571.49	13.1%	64.6%	68.0%	(3.4)%	$417.62	$388.70	7.4%	$696.46	$648.77	7.4%
Hilton Garden Inn New York/Times Square Central	$241.56	$255.78	(5.6)%	90.6%	83.0%	7.6%	$218.91	$212.32	3.1%	$246.86	$241.33	2.3%
Hotel Champlain Burlington	$184.80	$179.80	2.8%	60.8%	65.6%	(4.8)%	$112.33	$117.91	(4.7)%	$174.09	$178.07	(2.2)%
Hotel Clio	$327.57	$311.20	5.3%	76.6%	74.7%	1.9%	$250.80	$232.49	7.9%	$412.16	$397.58	3.7%
Hotel Emblem San Francisco	$252.92	$216.44	16.9%	73.3%	63.7%	9.6%	$185.44	$137.95	34.4%	$221.32	$169.02	30.9%
Kimpton Hotel Palomar Phoenix	$268.76	$257.26	4.5%	76.5%	72.2%	4.3%	$205.54	$185.78	10.6%	$339.89	$297.55	14.2%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$243.42	$235.02	3.6%	80.3%	80.4%	(0.1)%	$195.56	$188.87	3.5%	$361.66	$356.35	1.5%
Kimpton Shorebreak Huntington Beach Resort	$298.75	$298.15	0.2%	80.2%	77.8%	2.4%	$239.56	$231.86	3.3%	$351.05	$359.91	(2.5)%
L'Auberge de Sedona (1)	$753.64	$804.86	(6.4)%	72.8%	44.2%	28.6%	$548.40	$355.74	54.2%	$923.47	$665.65	38.7%
Lake Austin Spa Resort	$972.92	$1,050.08	(7.3)%	60.1%	57.4%	2.7%	$584.56	$602.64	(3.0)%	$1,423.50	$1,459.90	(2.5)%
Margaritaville Beach House Key West	$431.86	$422.83	2.1%	90.7%	89.8%	0.9%	$391.75	$379.71	3.2%	$520.03	$508.65	2.2%
Salt Lake City Marriott Downtown at City Creek	$217.14	$208.48	4.2%	73.4%	71.0%	2.4%	$159.48	$147.93	7.8%	$218.92	$202.94	7.9%
The Dagny Boston	$307.32	$271.07	13.4%	80.6%	82.1%	(1.5)%	$247.59	$222.60	11.2%	$272.04	$251.40	8.2%
The Gwen	$318.37	$295.44	7.8%	72.4%	73.2%	(0.8)%	$230.40	$216.32	6.5%	$338.03	$323.70	4.4%
The Hythe Vail	$526.79	$529.96	(0.6)%	52.8%	58.2%	(5.4)%	$278.01	$308.39	(9.9)%	$415.55	$453.04	(8.3)%
The Landing Lake Tahoe Resort & Spa	$359.55	$357.07	0.7%	55.8%	54.2%	1.6%	$200.73	$193.41	3.8%	$366.80	$366.50	0.1%
The Lindy Renaissance Charleston Hotel	$367.96	$364.41	1.0%	91.0%	89.4%	1.6%	$335.02	$325.83	2.8%	$430.84	$410.87	4.9%
The Lodge at Sonoma Resort	$410.94	$400.40	2.6%	68.3%	67.5%	0.8%	$280.52	$270.37	3.8%	$452.84	$445.58	1.6%
Tranquility Bay Beachfront Resort	$635.14	$668.29	(5.0)%	78.3%	79.8%	(1.5)%	$497.44	$533.61	(6.8)%	$628.48	$678.94	(7.4)%
Westin Boston Seaport District	$277.67	$271.43	2.3%	83.0%	82.2%	0.8%	$230.54	$223.20	3.3%	$374.88	$354.08	5.9%
Westin Fort Lauderdale Beach Resort	$294.57	$291.78	1.0%	81.8%	81.7%	0.1%	$241.04	$238.29	1.2%	$479.47	$495.17	(3.2)%
Westin San Diego Bayview	$236.51	$235.97	0.2%	80.5%	79.7%	0.8%	$190.27	$188.08	1.2%	$267.58	$259.04	3.3%
Worthington Renaissance Fort Worth Hotel	$213.18	$207.93	2.5%	70.5%	75.5%	(5.0)%	$150.21	$157.01	(4.3)%	$283.56	$294.60	(3.7)%
Comparable Total (2)	$298.24	$287.45	3.8%	72.2%	71.5%	0.7%	$215.30	$205.47	4.8%	$335.44	$321.94	4.2%

(1) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(2) Amounts exclude the Courtyard New York Manhattan/Fifth Avenue which was sold in 2026 and the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2026

		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)
AC Hotel Minneapolis Downtown	$2,953	$640	$316	$—	$—	$956
Atlanta Marriott Alpharetta	$4,853	$1,537	$405	$—	$—	$1,942
Bourbon Orleans Hotel	$4,984	$835	$1,218	$—	$3	$2,056
Cavallo Point, The Lodge at the Golden Gate	$14,502	$2,828	$1,538	$—	$94	$4,460
Chicago Marriott Downtown Magnificent Mile	$42,128	$18,107	$3,094	$6	$(397)	$20,810
Chico Hot Springs Resort & Day Spa	$2,825	$(500)	$489	$—	$2	$(9)
Courtyard Denver Downtown	$3,416	$1,245	$400	$—	$—	$1,645
Courtyard New York Manhattan/Fifth Avenue	$1,722	$343	$—	$95	$70	$508
Courtyard New York Manhattan/Midtown East	$10,028	$2,510	$835	$—	$—	$3,345
Embassy Suites by Hilton Bethesda	$4,322	$(893)	$456	$—	$1,424	$987
Havana Cabana Key West	$2,852	$390	$312	$—	$—	$702
Henderson Beach Resort	$16,106	$4,610	$1,153	$—	$—	$5,763
Henderson Park Inn	$3,516	$1,702	$306	$—	$—	$2,008
Hilton Garden Inn New York/Times Square Central	$7,586	$1,649	$787	$—	$—	$2,436
Hotel Champlain Burlington	$5,454	$508	$813	$—	$—	$1,321
Hotel Clio	$8,253	$1,886	$695	$—	$(4)	$2,577
Hotel Emblem San Francisco	$1,663	$89	$193	$—	$—	$282
Kimpton Hotel Palomar Phoenix	$6,395	$482	$742	$—	$186	$1,410
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,431	$(51)	$371	$—	$—	$320
Kimpton Shorebreak Huntington Beach Resort	$5,147	$1,241	$353	$—	$—	$1,594
L'Auberge de Sedona (3)	$14,824	$5,039	$1,180	$—	$42	$6,261
Lake Austin Spa Resort	$5,661	$1,095	$733	$—	$—	$1,828
Margaritaville Beach House Key West	$7,649	$2,593	$773	$—	$—	$3,366
Salt Lake City Marriott Downtown at City Creek	$10,226	$2,933	$1,056	$—	$11	$4,000
The Dagny Boston	$13,250	$4,945	$1,599	$—	$—	$6,544
The Gwen	$13,219	$4,754	$765	$—	$—	$5,519
The Hythe Vail	$5,338	$(1,178)	$774	$—	$—	$(404)
The Landing Lake Tahoe Resort & Spa	$3,475	$683	$369	$—	$—	$1,052
The Lindy Renaissance Charleston Hotel	$7,340	$3,434	$366	$—	$—	$3,800
The Lodge at Sonoma Resort	$9,382	$2,949	$503	$—	$—	$3,452
Tranquility Bay Beachfront Resort	$5,427	$1,253	$491	$—	$—	$1,744
Westin Boston Seaport District	$32,090	$7,807	$2,276	$—	$(247)	$9,836
Westin Fort Lauderdale Beach Resort	$15,359	$2,909	$993	$—	$—	$3,902
Westin San Diego Bayview	$10,730	$2,055	$1,360	$—	$—	$3,415
Worthington Renaissance Fort Worth Hotel	$13,180	$3,350	$966	$—	$—	$4,316
Total	$318,286	$83,779	$28,680	$101	$1,184	$113,723
Less: Sold Hotel (4)	$(1,722)	$(343)	$—	$(95)	$(70)	$(508)
Comparable Total	$316,564	$83,436	$28,680	$6	$1,114	$113,215
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Courtyard New York Manhattan/Fifth Avenue sold in 2026.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2025
		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)	Adjusted EBITDA
AC Hotel Minneapolis Downtown	$2,746	$555	$298	$—	$—	$853
Atlanta Marriott Alpharetta	$4,343	$1,270	$378	$—	$—	$1,648
Bourbon Orleans Hotel	$4,301	$508	$1,109	$—	$3	$1,620
Cavallo Point, The Lodge at the Golden Gate	$12,513	$2,266	$1,483	$—	$94	$3,843
Chicago Marriott Downtown Magnificent Mile	$37,909	$8,420	$3,048	$6	$(399)	$11,075
Chico Hot Springs Resort & Day Spa	$3,681	$335	$441	$—	$—	$776
Courtyard Denver Downtown	$3,480	$1,154	$386	$—	$—	$1,540
Courtyard New York Manhattan/Fifth Avenue	$5,721	$952	$344	$282	$206	$1,784
Courtyard New York Manhattan/Midtown East	$9,760	$2,773	$536	$—	$—	$3,309
Embassy Suites by Hilton Bethesda	$4,120	$(988)	$482	$—	$1,440	$934
Havana Cabana Key West	$2,929	$523	$235	$—	$—	$758
Henderson Beach Resort	$14,895	$4,032	$1,112	$—	$—	$5,144
Henderson Park Inn	$3,082	$1,427	$273	$—	$—	$1,700
Hilton Garden Inn New York/Times Square Central	$8,258	$1,972	$778	$—	$—	$2,750
Hotel Champlain Burlington	$5,362	$300	$782	$—	$—	$1,082
Hotel Clio	$8,328	$946	$848	$600	$5	$2,399
Hotel Emblem San Francisco	$1,423	$(189)	$292	$—	$—	$103
Kimpton Hotel Palomar Phoenix	$5,621	$454	$509	$—	$190	$1,153
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,546	$(71)	$371	$—	$—	$300
Kimpton Shorebreak Huntington Beach Resort	$5,478	$1,632	$338	$—	$—	$1,970
L'Auberge de Sedona (3)	$10,607	$2,422	$764	$—	$42	$3,228
Lake Austin Spa Resort	$6,104	$1,348	$719	$—	$—	$2,067
Margaritaville Beach House Key West	$7,633	$2,478	$760	$—	$—	$3,238
Salt Lake City Marriott Downtown at City Creek	$9,680	$2,690	$1,062	$—	$11	$3,763
The Dagny Boston	$11,660	$3,377	$1,566	$—	$—	$4,943
The Gwen	$12,108	$3,058	$757	$—	$—	$3,815
The Hythe Vail	$6,013	$(1,355)	$1,149	$—	$—	$(206)
The Landing Lake Tahoe Resort & Spa	$3,278	$558	$315	$—	$—	$873
The Lindy Renaissance Charleston Hotel	$7,049	$3,167	$368	$—	$—	$3,535
The Lodge at Sonoma Resort	$8,812	$2,781	$478	$—	$—	$3,259
Tranquility Bay Beachfront Resort	$5,897	$1,519	$466	$—	$—	$1,985
Westin Boston Seaport District	$29,725	$5,158	$2,303	$1,884	$(122)	$9,223
Westin Fort Lauderdale Beach Resort	$16,484	$2,172	$1,113	$—	$—	$3,285
Westin San Diego Bayview	$10,600	$1,818	$1,349	$—	$—	$3,167
Worthington Renaissance Fort Worth Hotel	$13,574	$3,258	$944	$263	$—	$4,465
Total	$305,720	$62,720	$28,156	$3,035	$1,470	$95,360
Less: Sold Hotel (4)	$(5,721)	$(952)	$(344)	$(282)	$(206)	$(1,784)
Comparable Total	$299,999	$61,768	$27,812	$2,753	$1,264	$93,576
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating result of the Courtyard New York Manhattan/Fifth Avenue sold in 2026.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2026
	Total Revenues	Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense (1)	Plus: Adjustments (2)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$4,436	$239	$626	$—	$—	$865
Atlanta Marriott Alpharetta	$9,389	$2,966	$801	$—	$—	$3,767
Bourbon Orleans Hotel	$10,049	$1,907	$2,377	$—	$6	$4,290
Cavallo Point, The Lodge at the Golden Gate	$27,973	$5,399	$3,100	$—	$187	$8,686
Chicago Marriott Downtown Magnificent Mile	$58,126	$13,817	$6,191	$13	$(795)	$19,226
Chico Hot Springs Resort & Day Spa	$5,987	$(770)	$948	$—	$1	$179
Courtyard Denver Downtown	$6,132	$1,939	$799	$—	$—	$2,738
Courtyard New York Manhattan/Fifth Avenue	$5,533	$14	$115	$377	$280	$786
Courtyard New York Manhattan/Midtown East	$15,167	$1,657	$1,380	$—	$—	$3,037
Embassy Suites by Hilton Bethesda	$6,964	$(2,795)	$923	$—	$2,859	$987
Havana Cabana Key West	$6,086	$1,213	$574	$—	$—	$1,787
Henderson Beach Resort	$22,904	$4,156	$2,296	$—	$—	$6,452
Henderson Park Inn	$4,664	$1,560	$604	$—	$—	$2,164
Hilton Garden Inn New York/Times Square Central	$12,600	$1,124	$1,576	$—	$—	$2,700
Hotel Champlain Burlington	$8,040	$(794)	$1,622	$—	$—	$828
Hotel Clio	$14,846	$2,415	$1,497	$—	$—	$3,912
Hotel Emblem San Francisco	$3,846	$660	$387	$—	$—	$1,047
Kimpton Hotel Palomar Phoenix	$14,888	$2,765	$1,424	$—	$375	$4,564
Kimpton Shorebreak Fort Lauderdale Beach Resort	$6,284	$915	$742	$—	$—	$1,657
Kimpton Shorebreak Huntington Beach Resort	$9,976	$2,029	$703	$—	$—	$2,732
L'Auberge de Sedona (3)	$26,409	$8,119	$2,350	$—	$84	$10,553
Lake Austin Spa Resort	$10,306	$1,489	$1,458	$—	$—	$2,947
Margaritaville Beach House Key West	$17,507	$7,115	$1,542	$—	$—	$8,657
Salt Lake City Marriott Downtown at City Creek	$20,208	$5,795	$2,160	$—	$21	$7,976
The Dagny Boston	$19,844	$3,910	$3,193	$—	$—	$7,103
The Gwen	$19,028	$2,788	$1,529	$—	$—	$4,317
The Hythe Vail	$25,874	$8,879	$1,551	$—	$—	$10,430
The Landing Lake Tahoe Resort & Spa	$5,444	$336	$722	$—	$—	$1,058
The Lindy Renaissance Charleston Hotel	$13,023	$5,560	$739	$—	$—	$6,299
The Lodge at Sonoma Resort	$14,918	$3,215	$1,005	$—	$—	$4,220
Tranquility Bay Beachfront Resort	$11,717	$2,732	$965	$—	$—	$3,697
Westin Boston Seaport District	$53,806	$8,314	$4,570	$—	$(495)	$12,389
Westin Fort Lauderdale Beach Resort	$37,490	$10,927	$1,976	$—	$—	$12,903
Westin San Diego Bayview	$21,116	$4,070	$2,719	$—	$—	$6,789
Worthington Renaissance Fort Worth Hotel	$25,868	$6,243	$1,918	$—	$—	$8,161
Total	$576,448	$119,908	$57,082	$390	$2,523	$179,879
Less: Sold Hotel (4)	$(5,533)	$(14)	$(115)	$(377)	$(280)	$(786)
Comparable Total	$570,915	$119,894	$56,967	$13	$2,243	$179,093
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Courtyard New York Manhattan/Fifth Avenue sold in 2026.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2025
		Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense (1)	Plus: Adjustments (2)	Equals: Hotel Adjusted EBITDA
	Total Revenues
AC Hotel Minneapolis Downtown	$4,151	$192	$595	$—	$—	$787
Atlanta Marriott Alpharetta	$9,131	$2,875	$741	$—	$—	$3,616
Bourbon Orleans Hotel	$9,493	$1,877	$2,166	$—	$6	$4,049
Cavallo Point, The Lodge at the Golden Gate	$22,198	$1,999	$2,939	$—	$187	$5,125
Chicago Marriott Downtown Magnificent Mile	$55,024	$5,402	$6,158	$12	$(793)	$10,779
Chico Hot Springs Resort & Day Spa	$6,981	$99	$871	$—	$—	$970
Courtyard Denver Downtown	$5,621	$1,285	$769	$—	$—	$2,054
Courtyard New York Manhattan/Fifth Avenue	$9,404	$308	$686	$567	$403	$1,964
Courtyard New York Manhattan/Midtown East	$16,401	$3,055	$1,066	$—	$—	$4,121
Embassy Suites by Hilton Bethesda	$6,705	$(2,959)	$1,028	$—	$2,889	$958
Havana Cabana Key West	$6,931	$1,886	$548	$—	$—	$2,434
Henderson Beach Resort	$21,486	$3,098	$2,222	$—	$—	$5,320
Henderson Park Inn	$4,345	$1,394	$551	$—	$—	$1,945
Hilton Garden Inn New York/Times Square Central	$12,318	$886	$1,436	$—	$—	$2,322
Hotel Champlain Burlington	$8,315	$(919)	$1,562	$—	$—	$643
Hotel Clio	$14,320	$244	$1,702	$1,200	$10	$3,156
Hotel Emblem San Francisco	$2,937	$(245)	$586	$—	$—	$341
Kimpton Hotel Palomar Phoenix	$13,033	$2,410	$1,016	$—	$383	$3,809
Kimpton Shorebreak Fort Lauderdale Beach Resort	$6,192	$625	$740	$—	$—	$1,365
Kimpton Shorebreak Huntington Beach Resort	$10,228	$2,465	$680	$—	$—	$3,145
L'Auberge de Sedona (3)	$19,036	$3,893	$1,270	$—	$84	$5,247
Lake Austin Spa Resort	$10,570	$1,629	$1,435	$—	$—	$3,064
Margaritaville Beach House Key West	$17,124	$6,430	$1,520	$—	$—	$7,950
Salt Lake City Marriott Downtown at City Creek	$18,734	$5,264	$2,110	$—	$21	$7,395
The Dagny Boston	$18,338	$2,391	$3,126	$—	$—	$5,517
The Gwen	$18,221	$1,433	$1,511	$—	$—	$2,944
The Hythe Vail	$28,208	$9,245	$2,310	$—	$—	$11,555
The Landing Lake Tahoe Resort & Spa	$5,440	$446	$634	$—	$—	$1,080
The Lindy Renaissance Charleston Hotel	$12,419	$5,091	$731	$—	$—	$5,822
The Lodge at Sonoma Resort	$14,678	$3,217	$971	$—	$—	$4,188
Tranquility Bay Beachfront Resort	$12,657	$3,453	$934	$—	$—	$4,387
Westin Boston Seaport District	$50,822	$3,990	$4,604	$3,761	$(245)	$12,110
Westin Fort Lauderdale Beach Resort	$38,718	$9,501	$2,227	$—	$—	$11,728
Westin San Diego Bayview	$20,442	$3,435	$2,698	$—	$—	$6,133
Westin Washington D.C. City Center	$3,077	$331	$—	$—	$—	$331
Worthington Renaissance Fort Worth Hotel	$26,875	$5,862	$1,905	$940	$—	$8,707
Total	$560,573	$91,588	$56,048	$6,480	$2,945	$157,024
Less: Sold Hotels (4)	$(12,481)	$(639)	$(686)	$(567)	$(403)	$(2,295)
Comparable Total	$548,092	$90,949	$55,362	$5,913	$2,542	$154,729
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and now operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating result of the Courtyard New York Manhattan/Fifth Avenue sold in 2026 and the Westin Washington D.C. City Center sold in 2025.